UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2011

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of Principal Executive Offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 10, 2011, Maxygen, Inc. (“Maxygen”) issued a press release announcing that the United States Patent and Trademark Office (“PTO”) has issued a Right of Appeal Notice in the inter partes reexamination proceeding for U.S. Pat. No. 7,381,804, owned by Amgen, Inc. (“Amgen”), that includes a final rejection of all claims in the patent. Amgen’s patent includes certain claims to mutated granulocyte colony stimulating factor (G-CSF) molecules that potentially cover Maxygen’s MAXY-G34 product candidate, a next-generation, pegylated G-CSF. Maxygen submitted the request to the PTO for an inter partes reexamination of the Amgen patent in 2009. Amgen has the right to appeal the decision to the PTO’s Board of Patent Appeals and Interferences. A copy of the press release issued by Maxygen is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 10, 2011, entitled “Maxygen Announces Final Rejection of All Claims of Amgen ‘804 Patent in Inter Partes Reexamination Proceeding.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)
Date: October 11, 2011
/s/ James Sulat

(Signature)
Name: James Sulat
Title: Chief Executive Officer